UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of principal executive offices including zip code)

(832) 601-8766

(Registrant’s telephone number, including area code)

ITEM 5. Other Events

On March 20, 2004, US Oncology, Inc. (“US Oncology”) entered into an agreement to merge with Oiler Acquisition Corp., an affiliate of Welsh, Carson, Anderson & Stowe IX, L.P.

The merger agreement permitted US Oncology to solicit alternative acquisition proposals from March 20 until April 6, 2004. During that time, Merrill Lynch & Co., which has acted as financial advisor to US Oncology’s board of directors and the special committee of the board of directors formed in connection with the merger transaction, contacted 39 potential purchasers, (32 strategic parties and seven financial parties), and two of such potential purchasers entered into confidentiality agreements with US Oncology. US Oncology did not receive any written indications of interest during the solicitation period, as is contemplated by the merger agreement for continued discussions, from any such potential purchasers. On March 30, 2004, one of the potential purchasers that executed a confidentiality agreement indicated that it would not proceed with any further consideration of a purchase. Even though the other potential purchaser did not provide a written indication of interest prior to April 6, 2004, it was permitted to continue its due diligence after such date. On April 27, 2004 such other potential purchaser indicated that it would not proceed with any further consideration of a purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2004	By:	/s/ Phillip H. Watts

Phillip H. Watts Vice President—General Counsel